Exhibit 99
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Direct General Corporation Announces Officer Appointments

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Aug. 15, 2005--Direct General Corporation (Nasdaq: DRCT) today announced the appointments of Barry
D. Elkins as Senior Vice President - Business Strategies and Development and J. Todd Hagely as a Senior Vice President and Chief Financial Officer.
    "I believe the appointments announced today will better position our organization to achieve its long-term goals and objectives," stated Tammy Adair, President. "Barry has been with us since 1993 and will work closely with me in the implementation of our strategies in addition to bringing a dedicated focus on our growth and expansion initiatives."
    "Todd has been a valued member of Direct's management team since joining us seven years ago. We are confident in his ability and know that with his expanded responsibilities, he will bring new ideas and energy that will continue to help us create shareholder value, maintain our financial discipline, and efficiently deploy our capital resources," said Mr. Elkins.
    Mr. Hagely has over eighteen years of financial and insurance experience, including in the areas of financial reporting, SEC compliance, insurance regulation, investments, cash management, reinsurance, and other operational aspects of an insurance organization. He has served as the Company's Vice President - Finance and Treasurer since February 2001 and will continue his responsibilities as Treasurer. Prior to his service as Vice President
- Finance and Treasurer, he served as the Company's Assistant Vice President - Insurance Accounting and Tax. Prior to joining the Direct General Group, Mr. Hagely was the Assistant Controller of Anthem Casualty Insurance Group from July 1995 until December 1997. His prior experience also includes eight years in public accounting with Coopers & Lybrand, LLP, where he was an audit manager specializing in the property and casualty and life insurance industries. Mr. Hagely is a Certified Public Accountant and a graduate of Miami University with a B.S. in Business Administration.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services primarily through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General's current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct General can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; failure of expected contingencies to occur; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation
             Investor Relations:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             Email:  bill.harter@directins.com